                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement              [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                    Commission Only (as permitted
[ ]  Definitive Additional Materials               by Rule 14a-6(e)(2))
[ ]  Soliciting Material Under Rule 14a-12


                                COTT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
(5)  Total fee paid:

     ---------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.

     ---------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

     ---------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------
(3)  Filing Party:

     ---------------------------------------------------------------------------
(4)  Date Filed:

     ---------------------------------------------------------------------------

COTT CORPORATION

[GRAPHIC OF COTT CAN]

NOTICE OF ANNUAL MEETING

The Annual Meeting of shareowners of Cott Corporation will be held at the Toronto Stock Exchange, The Exchange Tower, 130 King Street West, Toronto, Ontario, Canada on Thursday, April 17, 2003 at 8:30 a.m., local time.

The meeting will have the following purposes:

(a) Receive the financial statements of Cott for the fiscal year ended December 28, 2002, and the report of the auditors;

(b)  Elect directors;

(c)  Appoint auditors; and

(d) Transact other business as may properly be brought before the meeting or any continuation of the meeting after an adjournment.

The accompanying Proxy Circular provides additional information relating to matters to be dealt with at the meeting and forms part of this notice. Shareowners who cannot attend the meeting in person may vote by proxy. The Proxy Circular describes how to transmit your voting instructions or complete and return the proxy.

By order of the Board of Directors


[/s/ Mark R. Halperin]

Mark R. Halperin
Senior Vice President,
General Counsel and Secretary
March 5, 2003

                                COTT CORPORATION

                                 PROXY CIRCULAR

SOLICITATION OF PROXIES; RECORD DATE

     Management and the Board of Directors of Cott Corporation ("Cott") are soliciting your proxy to vote your shares at the 2003 annual meeting of Cott shareowners, which will be held on April 17, 2003 at the Toronto Stock Exchange, The Exchange Tower, 130 King Street West, Toronto, Ontario, Canada, at 8:30 a.m. local time.

     Owners of Cott common shares as of record at the close of business on March 7, 2003 will be entitled to vote at the meeting. Shares acquired after that date carry the right to vote at the meeting if the holder can provide proof of ownership and has notified the Secretary of Cott in writing at least ten days before the meeting.

     This Proxy Circular and the accompanying Proxy are being mailed to Cott shareowners on or about March 17, 2003. Proxies are solicited to give all shareowners of record an opportunity to vote on matters that will be presented at the annual meeting. The solicitation will be primarily by mail, but may also be made by telephone, or personal contact by employees of Cott. Cott will pay solicitation costs.

APPOINTMENT OF PROXIES

     The persons named in the Proxy are directors or officers of Cott. You may appoint a person, other than Cott's directors or officers, to represent you at the meeting. To do so, insert your appointee's name in the space provided in the Proxy and strike out the other names, or complete another proper Proxy. In either case, deliver the Proxy before the meeting or any continuation of the meeting after an adjournment of the meeting to Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1 --
Attention: Secretary of Cott Corporation.

REVOCATION OF PROXIES

     You can revoke your proxy in any manner permitted by law. This includes delivering a written statement signed by you (or by an attorney authorized by you in writing) to Cott Corporation at 207 Queen's Quay West, Suite 340, Toronto, Ontario, Canada M5J 1A7 -- Attention: Secretary, before the meeting or giving it to the Chairman of the meeting at the meeting or any continuation of the meeting after an adjournment of the meeting.

CONFIDENTIALITY OF VOTE

     Computershare Trust Company of Canada counts and tabulates proxies in a manner that preserves the confidentiality of your votes. Proxies will not be submitted to management unless: (a) there is a proxy contest; (b) the Proxy contains comments clearly intended for management; or (c) it is necessary to determine a Proxy's validity or to enable management and/or the Board of Directors to meet their legal obligations to shareowners or to discharge their legal duties to Cott.

VOTING PROCEDURES AND MATTERS TO BE VOTED ON

     Shares represented by a Proxy will be voted or withheld from voting on matters that will take place at the annual meeting, in accordance with the instructions given by the shareowner. IF NO INSTRUCTIONS ARE INDICATED, EACH SHARE WILL BE VOTED:

     (A) FOR THE ELECTION OF THE ELEVEN DIRECTORS LISTED UNDER THE HEADING "NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS"; AND

     (B)  FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS AUDITORS OF COTT.

     The person to whom you give your Proxy will decide how to vote on amendments to the matters of business described above and on any additional matters that may properly come up for a vote at the meeting. Cott is not aware of any proposal to bring any additional or different matter to a vote at the meeting.

NON-REGISTERED SHAREOWNERS

     A non-registered shareowner is a shareowner who beneficially owns shares but the shares are registered in the name of an intermediary, such as a securities broker, financial institution, trustee, custodian or other nominee who holds shares on behalf of the shareowner, or in the name of a clearing agency in which the intermediary is a participant. Intermediaries have obligations to forward meeting materials to non-registered shareowners, unless otherwise instructed by the shareowner (and as required by regulation in some cases, despite such instructions).

     Only registered shareowners or their duly appointed proxyholders are permitted to vote at the annual meeting. A non-registered shareowner should follow the directions of his, her or its intermediary with respect to the procedures to be followed in order to permit the non-registered shareowner to direct the voting of shares beneficially owned by such shareowner. A non-registered shareowner wishing to attend and vote at the annual meeting must insert his, her or its own name in the space provided for the appointment of a proxyholder on the voting instruction form or proxy form provided by the intermediary and return it in accordance with the intermediary's directions.

COMMON SHARES OUTSTANDING

     As of February 28, 2003 there were 68,642,585 common shares outstanding and entitled to be voted at the meeting. Each common share carries the right to one vote at the meeting.

QUORUM AND VOTE COUNTING

     The annual meeting requires a quorum, which for this meeting means:

     - At least two persons personally present, each being a shareowner entitled to vote at the meeting or a duly appointed proxy for an absent shareowner so entitled; and

     - Persons owning or representing not less than a majority of the total number of Cott shares entitled to vote.

     Directors who receive the highest vote totals will be elected as directors. Cumulative voting in the election of directors is not permitted. All other matters must be approved by a majority of the votes cast by shareowners that are present or represented and entitled to vote at the meeting. Abstentions (including abstentions by brokers) are counted as present and entitled to vote, but they are not counted as votes for or against any proposal.

PROCEDURE FOR CONSIDERING SHAREOWNERS PROPOSALS

     If you want to propose any matter for a vote by Cott's shareowners at Cott's 2004 annual meeting, you must send your proposal to Cott's Secretary. In order for your proposal to be considered for inclusion in the 2004 Proxy Circular and Proxy, it must be received by Cott's Secretary by no later than December 17, 2003 at Cott Corporation, 207 Queen's Quay West, Suite 340, Toronto, Ontario, Canada M5J 1A7.

GENERAL

     All dollar amounts are in United States dollars unless otherwise stated. All information contained in this document is as of February 28, 2003 unless otherwise indicated.

                             PRINCIPAL SHAREOWNERS

     Based upon publicly filed and available documents, and to Cott's knowledge, on February 28, 2003, shareowners who beneficially owned or exercised control or direction over more than 5% of the outstanding voting shares were:

                       VOTING SHARES AND PRINCIPAL OWNERS

-------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                        NATURE OF OWNERSHIP          NUMBER AND        PERCENTAGE
NAME AND ADDRESS                                            OR CONTROL            CLASS OF SHARES       OF CLASS
-----------------------------------------------------------------------------------------------------------------------
Thomas H. Lee and related entities(1)(2)              Indirect Control or         21,286,453 Common     31%(3)
 75 State Street                                      Beneficial Ownership
 26th Floor
 Boston, MA
 U.S.A. 02109
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

(1) Includes: 20,413,688 common shares beneficially owned by THL Equity Advisors IV, LLC ("Advisors"), for which Mr. Lee serves indirectly as general director. The number of shares owned by Advisors may be deemed to include 19,349,365 common shares owned in the aggregate by Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P. and Thomas H. Lee Foreign Fund IV-B, L.P., for which Advisors serves as general partner. Advisors' beneficial ownership may also be deemed to include 1,064,323 common shares owned in the aggregate by Paine Webber Capital and PW Partners 1997, L.P. (together, the "PW Entities"), for which Advisors has sole voting power pursuant to a stockholders agreement between Advisors and the PW Entities. Addresses for PaineWebber Capital and PW Partners 1997, L.P. are: c/o PaineWebber Incorporated, Investment Banking Division, 1285 Avenue of the Americas, New York, New York 10019.

(2) Mr. Lee may be deemed to have indirect beneficial ownership of: (a) 298,552 common shares owned by THL Coinvestors III-A, LLC of which Mr. Lee is the managing member; (b) 462,843 common shares owned by THL-Coinvestors III-B, LLC, of which Mr. Lee is the managing member; and (c) 111,370 common shares owned by Thomas H. Lee Charitable Investment Partnership, of which Mr. Lee is the general partner.

(3) Pursuant to an agreement (the "Agreement") dated November 3, 1999, between Cott and Thomas H. Lee Company ("THC"), THC has, on its own behalf and on behalf of related and affiliated entities (collectively, the "THL Entities"), agreed to grant to the chairman of the board of Cott a proxy to vote that number of voting shares of Cott sufficient to ensure that at no time will the THL Entities have voting rights in respect of more than 35% of the outstanding voting shares of Cott, calculated on a fully diluted basis. The Agreement also provides that the THL Entities will not exercise any options to acquire additional common shares of Cott if, after giving effect to such exercise, the THL Entities would have the power to vote or hold more than 35% of the outstanding voting shares of Cott, calculated on a fully diluted basis.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

     Eleven directors are to be elected to serve until the close of business of the 2004 annual meeting or until they cease to hold office. Ten of the nominees are now directors and have been since the dates indicated below. Cott expects that each of the nominees will be able to serve as a director. However, if any nominee becomes unable to serve as a director for any reason prior to the meeting, the proxyholders reserve the right to vote the shares for another nominee at their discretion, unless the Proxy specifies that the shares abstain from voting for all the director nominees.

Colin J. Adair -- 60, Montreal, Quebec

     Mr. Adair has been a director of Cott since 1986. In the past five years, Mr. Adair has held the position of first vice president at CIBC World Markets Inc. since January, 2002; prior to that date, Mr. Adair held the position of senior vice president and resident director at Midland Walwyn, Inc., which merged with Merrill Lynch Canada on September 18, 1998.

W. John Bennett -- 57, Westmount, Quebec

     Mr. Bennett has been a director of Cott since 1998. In the past five years, Mr. Bennett has held the position of chairman and chief executive officer of Benvest Capital Inc. (merchant bank). Currently, Mr. Bennett is a director of:
Benvest Capital Inc. (merchant bank); and CMN International Inc. (real estate services company).

C. Hunter Boll -- 47, Winchester, Massachusetts

     Mr. Boll has been a director of Cott since 1998. In the past five years, Mr. Boll has held the position of principal managing director of Thomas H. Lee Partners, L.P. (securities investment partnership) and its predecessor. Currently, Mr. Boll is also a director of: Metris Companies, Inc. (credit services company); Transwestern Communications Company, Inc. (which is the general partner of a publishing partnership); and United Industries Corporation (products manufacturing company).

Serge Gouin -- 59, Outremont, Quebec

     Mr. Gouin was chairman of the board of directors of Cott from 1998 until January 2002 and has been a director of Cott since 1986. He is currently Cott's lead independent director. In the past five years, Mr. Gouin has held the position of corporate director until January 1998; and vice chairman, Salomon Smith Barney Canada, Inc. since January 1998. Currently, Mr. Gouin is a director of: Astral Communications Inc. (broadcasting company); Cossette Communication Group Inc. (advertising agency); Onex Corporation (conglomerate); TVA Group Inc. (broadcast communications company); and is the Chairman of the Board of Quebecor Media Inc. (broadcasting and publishing conglomerate).

Thomas M. Hagerty -- 40, Boston, Massachusetts

     Mr. Hagerty has been a director of Cott since 1998. In the past five years, Mr. Hagerty has held the position of principal managing director of Thomas H. Lee Partners, L.P. (securities investment partnership) and its predecessor. Mr. Hagerty also served as interim Chief Financial Officer of Conseco, Inc., a company which filed for Chapter 11 bankruptcy protection on December 17, 2002, from July, 2000 until April, 2001. Currently, Mr. Hagerty is also a director of:
ARC Holdings, LLC and ARC IV REIT, Inc. (mobile home park operator); Conseco,
Inc.

(securities company); Metris Companies, Inc. (credit services company); Syratech Corporation (consumer goods manufacturer); and MGIC Investment Corporation (mortgage insurance company).

Stephen H. Halperin -- 53, Toronto, Ontario

     Mr. Halperin has been a director of Cott since 1992. In the past five years, Mr. Halperin has held the position of partner at Goodmans LLP (law firm). Currently, Mr. Halperin is a director of AT&T Canada Inc. (telecommunications company) and Headline Media Group Inc. (specialty broadcasting and publishing company) and a trustee of KCP Income Fund (private label household chemical manufacturing).

David V. Harkins -- 62, Marblehead, Massachusetts

     Mr. Harkins has been a director of Cott since 1998. In the past five years, Mr. Harkins has held the position of principal managing director of Thomas H. Lee Partners, L.P. (securities investment partnership) and its predecessor and since 1999 has served as president of Thomas H. Lee Partners, L.P. Mr. Harkins also served briefly as the interim Chief Executive Officer of Conseco, Inc. from April, 2000 until June, 2000. Currently, Mr. Harkins is also a director of:
Conseco, Inc. (securities company); Fisher Scientific International, Inc. (research products distributor); Metris Companies, Inc. (credit services company); National Dentex Corporation (dental laboratory operator); Stanley Furniture Company, Inc.; and Syratech Corporation (consumer goods manufacturer).

Philip B. Livingston -- 45, Basking Ridge, New Jersey

     Mr. Livingston is not currently a director. As a nominee for director, he will only take office if he is elected by the shareowners at the meeting. He is currently President and Chief Executive Officer of Financial Executives International, a membership organization for chief financial officers, controllers and treasurers. He has held this position since 1999. Prior to that, from 1995 to 1998, he was Senior Vice President and Chief Financial Officer of Catalina Marketing Corporation (supplier of electronic marketing services). Currently, Mr. Livingston is also a director of Senesco Technologies, Inc. (a development stage biotechnology company).

Christine A. Magee -- 43, Toronto, Ontario

     Ms. Magee has been a director of Cott since 2002. In the past five years, Ms. Magee has held the position of president of Sleep Country Canada Inc. (mattress retailer).

Donald G. Watt -- 67, King Township, Ontario

     Mr. Watt has been a director of Cott since 1992. In the past five years, Mr. Watt has held the position of chairman of Watt International Inc. (and before that of The Watt Design Group Inc.) (marketing and design company). Currently, Mr. Watt is a director of: Envoy Communications Inc. (marketing communications group); Aastra Telecom, Inc. (telecommunications manufacturer); and Forzani Group, Inc. (sporting goods retailer).

Frank E. Weise III -- 58, Vero Beach, Florida

     In January 2002, Mr. Weise was elected chairman of the board of directors. Mr. Weise has been a director and president and chief executive officer of Cott since June 1998. Mr. Weise has held the position of senior vice-president of Campbell Soup Company (food products manufacturer) and president, Bakery and Confectionery Division, of Campbell Soup Company, until 1997; and chairman of Confab Inc. (feminine incontinence products manufacturer) until 1998.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Eight of the nominees for director, Messrs. Adair, Bennett, Boll, Gouin, Hagerty, Harkins and Livingston and Ms. Magee are unrelated and outside directors. They are neither members of management nor do they possess any interest, business or other relationship, other than interests and relationships arising from owning shares of Cott, which could, or could reasonably be perceived to, materially interfere with their ability to act with a view to Cott's best interests. Mr. Weise is a related inside director as he is an employee and officer of Cott. Mr. Halperin is an outside director but, as a partner in a law firm that provides ongoing legal services to Cott, he may be considered to be a related director. Mr. Halperin is also the brother of Mark R. Halperin, senior vice-president, general counsel and secretary of Cott. Mr. Watt is an outside director but for the reasons set forth below he may be considered to be a related director.

     Mr. Watt is Chairman of Watt International Inc. ("WII"), which has a purchase and restricted services agreement with Cott with an approximate remaining term of six years. Under the terms of that agreement, WII provides Cott with packaging and collateral material and store design services. Cott has agreed that it will not, subject to certain exceptions, engage another party to provide the services described in the purchase and restricted services agreement in Canada, the U.S. and Mexico during the ten-year period ending June 1, 2009. Cott, however, may perform the services under the purchase and restricted services agreement using its own employees. During the last fiscal year, Cott paid WII $267,913 under this agreement.

     Mr. Watt and Deuteronomy Inc., of which Mr. Watt is the sole shareholder, also entered into a services agreement with Cott, which expired on June 1, 2002. Under that agreement, Deuteronomy Inc. and Mr. Watt provided Cott with consultation and advice related to market positioning, product development and packaging, brand relationships in retail product programs and other business consulting in connection with Cott's U.S. marketing efforts. Cott paid a fee to Deuteronomy Inc. of C$500,000 per annum, plus expenses and applicable taxes, subject to reduction for certain personnel costs. During the last fiscal year, Cott paid Deuteronomy Inc. C$208,333 for its services under that agreement. Cott believes that both the purchase and restricted services and services agreements were entered into on an arm's length basis and that the fees paid under these agreements are customary in the industry.

               MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     In 2002, the board of directors held nine meetings. Each director attended in person or by telephone at least 75% of the total number of meetings of the board of directors and committees on which they served, except for the following: Mr. Hagerty missed four board of directors meetings, Mr. Harkins missed three board of directors meetings and two of four Human Resources and Compensation Committee meetings and Mr. Halperin missed one of two Corporate Governance Committee meetings.

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table and the notes that follow show the number of shares of Cott's common shares beneficially owned as of February 28, 2003 by each nominee for director, director, executive officer named in the Summary Compensation Table and nominees for director, directors and executive officers as a group.

                        TABLE OF DIRECTORS AND OFFICERS

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                                     COMMON SHARES
                                                                  BENEFICIALLY OWNED,           COMMON SHARES
NAME                                                           CONTROLLED OR DIRECTED(1)     PERCENTAGE OF CLASS
-----------------------------------------------------------------------------------------------------------------------
  COLIN J. ADAIR                                                          53,750(2)                 0.08%
-----------------------------------------------------------------------------------------------------------------------
  W. JOHN BENNETT                                                         38,750(3)                 0.06%
-----------------------------------------------------------------------------------------------------------------------
  C. HUNTER BOLL(4)                                                   20,886,531(5)                30.42%
-----------------------------------------------------------------------------------------------------------------------
  SERGE GOUIN                                                            275,150(6)                 0.40%
-----------------------------------------------------------------------------------------------------------------------
  THOMAS M. HAGERTY(4)                                                20,886,531(5)                30.42%
-----------------------------------------------------------------------------------------------------------------------
  STEPHEN H. HALPERIN(7)                                                  57,500(8)                 0.08%
-----------------------------------------------------------------------------------------------------------------------
  DAVID V. HARKINS(4)                                                 20,886,531(5)                30.42%
-----------------------------------------------------------------------------------------------------------------------
  PHILIP B. LIVINGSTON*                                                        0                       0%
-----------------------------------------------------------------------------------------------------------------------
  CHRISTINE A. MAGEE                                                      25,000(9)                 0.04%
-----------------------------------------------------------------------------------------------------------------------
  DONALD G. WATT                                                           5,000(10)                0.01%
-----------------------------------------------------------------------------------------------------------------------
  FRANK E. WEISE III                                                   1,635,146(11)                2.34%
-----------------------------------------------------------------------------------------------------------------------
  MARK BENADIBA                                                          125,154(12)                0.18%
-----------------------------------------------------------------------------------------------------------------------
  PAUL RICHARDSON                                                        191,502(13)                0.28%
-----------------------------------------------------------------------------------------------------------------------
  RAYMOND SILCOCK                                                        347,121(14)                0.50%
-----------------------------------------------------------------------------------------------------------------------
  JOHN K. SHEPPARD                                                        55,749(15)                0.08%
-----------------------------------------------------------------------------------------------------------------------
  DIRECTORS AND OFFICERS AS A GROUP (CONSISTING OF 23                 24,255,890                   34.21%
  PERSONS, INCLUDING THOSE NAMED ABOVE)
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

(1) Each director and officer has provided the information on shares beneficially owned, controlled or directed.

(2) Includes the right to acquire 28,750 common shares of Cott on or before April 29, 2003 pursuant to the exercise of options granted under the 1986 Common Share Option Plan, as amended (the "Option Plan")

(3) Includes the right to acquire 28,750 common shares of Cott on or before April 29, 2003 pursuant to the exercise of options granted under the Option Plan.

(4) Pursuant to an agreement between Cott and the THL Entities, Cott has agreed to cause to be nominated for election to the board of directors up to four nominees of the THL Entities. Messrs. Boll, Hagerty, Halperin and Harkins are the nominees of the THL Entities.

(5) An aggregate of 20,876,531 common shares are held indirectly by Messrs. Boll, Hagerty and Harkins, of which 20,413,688 common shares are beneficially owned by Advisors and 462,843 common shares are owned by THL-Coinvestors III-B, LLC. The number of shares beneficially owned by Advisors may be deemed to include 19,349,365 common shares owned in the aggregate by Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P. and Thomas H. Lee Foreign Fund IV-B, L.P., for which Advisors serves as general partner and 1,064,323 common shares owned by the PW Entities, for which Advisors has sole voting power pursuant to a stockholders agreement between Advisors and the PW Entities. Each of Messrs. Boll, Hagerty and Harkins may be deemed to have an indirect beneficial interest in shares held directly by Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P., Thomas H. Lee Foreign Fund IV-B, L.P. and THL-Coinvestors III-B, LLC. Messrs. Boll, Hagerty and Harkins disclaim beneficial ownership of such shares and of any other shares of which Advisors may be deemed to be the beneficial owner, except to the extent of their pecuniary interest, if any, therein. Includes the right to acquire 10,000 common shares of Cott on or before April 29, 2003 pursuant to the exercise of options granted under the Option Plan to each of Messrs. Boll, Hagerty and Harkins.

(6) Includes the right to acquire 47,500 common shares of Cott on or before April 29, 2003 pursuant to the exercise of options granted under the Option Plan.

(7) Mr. Halperin is also one of three trustees of the Nancy Pencer Spouse Trust, which has indirect control over 69,808 common shares through the Nancy Pencer Spouse Trust's holdings of various private corporations.

(8) Includes the right to acquire 25,000 common shares of Cott on or before April 29, 2003 pursuant to the exercise of options granted under the Option Plan.

(9) Includes the right to acquire 25,000 common shares of Cott on or before April 29, 2003 pursuant to the exercise of options granted under the Option Plan.

(10) Includes the right to acquire 5,000 common shares of Cott on or before April 29, 2003 pursuant to the exercise of options granted under the Option Plan.

(11) Includes the right to acquire 1,289,288 common shares of Cott on or before April 29, 2003 pursuant to the exercise of options granted under the Option Plan.

(12) Includes the right to acquire 68,000 common shares of Cott on or before April 29, 2003 pursuant to the exercise of options granted under the Option Plan.

(13) Includes the right to acquire 164,000 common shares of Cott on or before April 29, 2003 pursuant to the exercise of options granted under the Option Plan.

(14) Includes the right to acquire 248,000 common shares of Cott on or before April 29, 2003 pursuant to the exercise of options granted under the Option Plan.

(15) Includes the right to acquire 45,000 common shares of Cott on or before April 29, 2003 pursuant to the exercise of options granted under the Option Plan.

* Mr. Livingston acquired 5,000 Cott common shares subsequent to February 28, 2003.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Cott's directors and executive officers and beneficial owners of more than 10% of Cott's common shares, as well as certain affiliates of such persons, must file reports with the Securities and Exchange Commission showing the number of Cott's common shares they beneficially own and any changes in their beneficial ownership.

     Based on Cott's review of these reports, and written representations, if any, of the directors, executive officers and beneficial owners of more than 10% of Cott's common shares, as well as certain affiliates of such persons, Cott believes that all required reports were filed in 2002 except for the following:
Don Watt inadvertently failed to timely file Forms 4 with respect to transactions that occurred on June 25, 2001 and June 27, 2002, and three transactions that took place on October 31, 2002; Douglas Neary inadvertently failed to timely file a Form 3 to report his ownership in Cott equity securities and a Form 4 to report an open market purchase of Cott's common stock that occurred on January 16, 2002; Messrs. Boll, Hagerty and Harkins each inadvertently failed to timely file a Form 4 to report the conversion of Cott's Convertible Participating Voting Second Preferred Shares, Series 1 by Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P., Thomas H. Lee Foreign Fund IV-B, L.P. and THL-Coinvestors III-B, LLC (the "THL Funds") on June 27, 2002; Thomas H. Lee Equity Fund IV, L.P. and THL Equity Advisors IV, LLC each inadvertently failed to timely file a Form 4 to report the conversion of Cott's Convertible Participating Voting Second Preferred Shares, Series 1, the exercise of an option to purchase shares of Cott's common stock and the acquisition of shares of Cott's common stock in June and July of 2002. Mr. Watt filed Forms 4 to report his transactions on December 23, 2002; Mr. Neary filed a Form 3, dated February 28, 2002, to report his ownership of Cott equity securities and a Form 4, dated February 28, 2002, to report the open market purchase of Cott common stock that took place in January, 2002; Messrs. Boll, Hagerty and Harkins each filed a Form 4 on August 12, 2002 to report the transactions involving the THL Funds referenced above; and Thomas H. Lee Equity Fund IV, L.P. and THL Equity Advisors IV, LLC each filed a Form 5, dated February 14, 2003, to report the conversion of Cott's Convertible Participating Voting Second Preferred Shares, Series 1, the exercise of an option to purchase shares of Cott's common stock and the acquisition of shares of Cott's common stock.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation earned for services rendered during each of the three most recent fiscal years by the Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "named executive officers") of Cott and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------
                                                  ANNUAL COMPENSATION
                                           ----------------------------------
                                            SALARY   BONUS(2)   OTHER ANNUAL
NAME AND PRINCIPAL POSITION       YEAR(1)     ($)       ($)     COMPENSATION
-----------------------------------------------------------------------------
  Frank E. Weise III                2002    425,000   850,000        --
                                    2001    425,000   850,000        --
  Chairman, President and           2000    425,000   850,000        --
  Chief Executive Officer
-----------------------------------------------------------------------------
  Mark Benadiba                     2002    318,345   475,786        --
                                    2001    290,808   324,412        --
  Executive Vice President,         2000    303,088   319,927        --
  Canada & International
-----------------------------------------------------------------------------
  Paul R. Richardson                2002    320,000   281,250        --
  Executive Vice President,         2001    320,000   281,250        --
  Global Procurement & U.K.         2000    320,000   172,500        --
-----------------------------------------------------------------------------
  John K. Sheppard                  2002    320,208   325,000        --
  Executive Vice President,         2001         --        --        --
  President U.S. Operations         2000         --        --        --
-----------------------------------------------------------------------------
  Raymond P. Silcock                2002    275,000   544,979        --
  Executive Vice President and      2001    275,000   325,000        --
  Chief Financial Officer           2000    275,000   300,000        --
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                        LONG-TERM COMPENSATION AWARDS
                                   ---------------------------------------
                                     SECURITIES     RESTRICTED
                                    UNDER OPTIONS    SHARES OR                ALL OTHER
                                     GRANTED(3)     RESTRICTED     LTIP      COMPENSATION
NAME AND PRINCIPAL POSITION              (#)        SHARE UNITS   PAYOUTS        ($)
---------------------------------  ------------------------------------------------------
  Frank E. Weise III                    200,000          --         --          880,613(4)
                                        500,000          --         --          876,445(5)
  Chairman, President and               200,000          --         --          877,235(6)
  Chief Executive Officer
-----------------------------------------------------------------------------------------
  Mark Benadiba                          60,000          --         --           84,926(7)
                                         60,000          --         --           11,774(8)
  Executive Vice President,              50,000          --         --          282,669(9)
  Canada & International
-----------------------------------------------------------------------------------------
  Paul R. Richardson                     60,000          --         --         492,755(10)
  Executive Vice President,              60,000          --         --         359,494(11)
  Global Procurement & U.K.              40,000          --         --         197,816(12)
-----------------------------------------------------------------------------------------
  John K. Sheppard                      225,000          --         --         192,102(13)
  Executive Vice President,                  --          --         --              --
  President U.S. Operations                  --          --         --              --
-----------------------------------------------------------------------------------------
  Raymond P. Silcock                     60,000          --         --         233,414(14)
  Executive Vice President and           60,000          --         --         349,794(15)
  Chief Financial Officer                50,000          --         --         325,800(16)
-----------------------------------------------------------------------------------------

(1) Throughout this proxy circular, references: to the year 2002 are to the fiscal year that ended December 28, 2002; to the year 2001 are to the fiscal year that ended December 29, 2001; and to the year 2000 are to the fiscal year ended December 30, 2000.

(2)  The bonuses earned in 2002 were paid in 2003. See "Compensation
     Principles".

(3) Granted pursuant to the Option Plan. All outstanding unvested options immediately vest upon a change of control as defined in the Option Plan.

(4) Includes $850,000 paid to a trustee to purchase common shares of Cott on behalf of Mr. Weise, which vest over a three-year period (30%, 30% and 40% per year) pursuant to the "2002 Executive Incentive Share Compensation Plan" described under "Long Term Incentives", $1,140 in income imputed for term life insurance premiums and $10,000 paid to a defined contribution retirement plan.

(5) Includes $850,000 paid to a trustee to purchase common shares of Cott on behalf of Mr. Weise, which vest over a three-year period (30%, 30% and 40% per year) pursuant to the "2001 Executive Incentive Share Compensation Plan" described under "Long Term Incentives", $870 in income imputed for term life insurance premiums and $8,500 paid to a defined contribution retirement plan.

(6) Includes $850,000 paid to a trustee to purchase common shares of Cott on behalf of Mr. Weise, which vest over a three year period (30%, 30% and 40% per year) pursuant to the "2000 Executive Incentive Share Compensation Plan" described under "Long Term Incentives", $3,031 in income imputed for term life insurance premiums and $10,500 paid to a defined contribution retirement plan.

(7) Includes $71,401 paid to a trustee to purchase common shares of Cott on behalf Mr. Benadiba, which vest over a three-year period (30%, 30% and 40% per year) pursuant to the "2002 Executive Incentive Share Compensation Plan" and $1,543 in income imputed for term life insurance premiums.

(8)  Includes $1,111 in income imputed for term life insurance premiums.

(9) Includes $271,938 paid to a trustee to purchase common shares of Cott on behalf of Mr. Benadiba, which vest over a three year period (30%, 30% and 40% per year) pursuant to the "2000 Executive Incentive Share Compensation Plan" and $1,100 in income imputed for term life insurance premiums.

(10) Includes $281,250 paid to a trustee to purchase common shares of Cott on behalf of Mr. Richardson, which vest over a three year period (30%, 30% and 40% per year) pursuant to the "2002 Executive Incentive Share Compensation Plan", $1,094 in income imputed for term life insurance premiums, $10,000 paid to a defined contribution retirement plan and $182,943 paid for living expenses relating to Mr. Richardson's temporary assignment heading the UK division.

(11) Includes $281,250 paid to a trustee to purchase common shares of Cott on behalf of Mr. Richardson, which vest over a three year period (30%, 30% and 40% per year) pursuant to the "2001 Executive Incentive Share Compensation Plan", $835 in income imputed for term life insurance premiums and $8,500 paid to a defined contribution retirement plan and a relocation allowance of $53,333.

(12) Includes $172,500 paid to a trustee to purchase common shares of Cott on behalf of Mr. Richardson, which vest over a three year period (30%, 30% and 40% per year) pursuant to the "2000 Executive Incentive Share Compensation Plan", $516 in income imputed for term life insurance premiums and $10,500 paid to a defined contribution retirement plan.

(13) Includes $1,113 in income imputed for term life insurance premiums and $10,000 paid to a defined contribution retirement plan and a relocation allowance of $163,755.

(14) Includes $205,021 paid to a trustee to purchase common shares of Cott on behalf of Mr. Silcock, which vest over a three-year period (30%, 30% and 40% per year) pursuant to the "2002 Executive Incentive Share Compensation Plan", $942 in income imputed for term life insurance premiums and $10,000 paid to a defined contribution retirement plan.

(15) Includes $325,000 paid to a trustee to purchase common shares of Cott on behalf of Mr. Silcock, which vest over a three-year period (30%, 30% and 40% per year) pursuant to the "2001 Executive Incentive Share Compensation Plan", $719 in income imputed for term life insurance premiums and $8,500 paid to a defined contribution retirement plan.

(16) Includes $300,000 paid to a trustee to purchase common shares of Cott on behalf of Mr. Silcock, which vest over a three-year period (30%, 30% and 40% per year) pursuant to the "2000 Executive Incentive Share Compensation Plan", $1,000 in income imputed for term life insurance premiums and $10,500 paid to a defined contribution retirement plan.

     During the year ended December 28, 2002, Cott granted options to employees and directors to purchase a total of 1,476,000 shares. The amounts set forth below in the columns in the table below entitled "5%" and "10%" represent hypothetical gains that could be achieved for the respective options to the named executive officers to whom options were granted, if exercised at the end of the option term. The gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the dates on which the respective options were granted to their respective expiration dates. The dollar amounts in the table below are in Canadian dollars because the exercise price of the options is in Canadian dollars.

                                 OPTION GRANTS

----------------------------------------------------------------------------
                                              % OF TOTAL
                              SECURITIES       OPTIONS
                             UNDER OPTIONS    GRANTED TO      EXERCISE OR
                              GRANTED(1)     EMPLOYEES IN      BASE PRICE
                                  (#)        FISCAL YEAR     (C$/SECURITY)
----------------------------------------------------------------------------
  Frank E. Weise III            200,000(2)        14%             27.90
----------------------------------------------------------------------------
  Mark Benadiba                  60,000            4%             31.77
----------------------------------------------------------------------------
  Paul R. Richardson             60,000            4%             31.77
----------------------------------------------------------------------------
  Raymond P. Silcock             60,000            4%             31.77
----------------------------------------------------------------------------
  John K. Sheppard              150,000                           23.99
                                 75,000           15%             23.60
----------------------------------------------------------------------------
  TOTAL                         605,000           41%
----------------------------------------------------------------------------
----------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                                                   POTENTIAL REALIZABLE
                             MARKET VALUE OF                         VALUE AT ASSUMED
                               SECURITIES                          ANNUAL RATES OF STOCK
                               UNDERLYING                           PRICE APPRECIATION
                             OPTIONS ON THE                          TERM FOR OPTIONS
                              DATE OF GRANT       EXPIRATION               (C$)
                              (C$/SECURITY)          DATE            5%(3)      10%(3)
----------------------------------------------------------------------------------------
  Frank E. Weise III              27.90        December 10, 2009   2,271,620   5,293,841
----------------------------------------------------------------------------------------
  Mark Benadiba                   31.77        May 1, 2009           776,015   1,808,445
----------------------------------------------------------------------------------------
  Paul R. Richardson              31.77        May 1, 2009           776,015   1,808,445
----------------------------------------------------------------------------------------
  Raymond P. Silcock              31.77        May 1, 2009           776,015   1,808,445
----------------------------------------------------------------------------
  John K. Sheppard                23.99        January 14, 2009    1,464,951   3,413,958
                                  23.60        July 18, 2009         720,568   1,679,229
----------------------------------------------------------------------------------------
  TOTAL
----------------------------------------------------------------------------------------

(1) Subject to the terms of the Option Plan, these options, unless otherwise expressly indicated, have a seven year term and are exercisable (on a cumulative basis) as to 30% of the optioned shares on or after the first anniversary of the date of the grant, 30% of the optioned shares on or after the second anniversary of the date of the grant and 40% of the optioned shares on or after the third anniversary of the date of the grant.

(2) Subject to the terms of the Option Plan, these options granted to Mr. Weise have a seven year term and are exercisable, on a cumulative basis, as follows: 11,110 common shares per month starting January 10, 2003 and continuing through May 10, 2004 and 11,130 shares on or after June 10, 2004. All such options will be exercisable upon the termination of Mr. Weise's employment with Cott, unless such termination is effected by Cott for just cause.

(3) The 5% and 10% values for Mr. Weise converted to US$ as of December 10, 2002 at the rate of 1.5605 would be $1,455,654 and $3,392,294, respectively. The 5% and 10% values for Messrs. Benadiba, Richardson and Silcock, and converted to US$ as of May 1, 2002 at the rate of $1.5608 would be $497,193 and $1,158,670, respectively. The 5% and 10% values for Mr. Sheppard converted to US$ as of January 14, 2002 at the rate of 1.5954 would be $918,231 and $2,139,869, respectively. The 5% and 10% values for Mr. Sheppard converted to US$ as of July 18, 2002 at the rate of 1.5439 would be $466,712 and $720,568, respectively.

     The following table sets forth, in respect of the named executive officers, details of all exercises of options during the year ended December 28, 2002 and the number and value of unexercised options on an aggregated basis as at such date:

                          AGGREGATED OPTION EXERCISES

--------------------------------------------------------------------------------------------
                                                                     UNEXERCISED OPTIONS AT
                                   SECURITIES        AGGREGATE          DECEMBER 28, 2002
                                    ACQUIRED           VALUE              EXERCISABLE/
                                  ON EXERCISE         REALIZED            UNEXERCISABLE
NAME                                  (#)             (C$)(1)                  (#)
--------------------------------------------------------------------------------------------
  Frank E. Weise III                500,000          9,863,200      1,166,896      / 503,104
--------------------------------------------------------------------------------------------
  Mark Benadiba                      --                 --             68,000      / 122,000
--------------------------------------------------------------------------------------------
  Paul R. Richardson                 --                 --            164,000      / 118,000
--------------------------------------------------------------------------------------------
  Raymond P. Silcock                 --                 --            248,000      / 122,000
--------------------------------------------------------------------------------------------
  John K. Sheppard                   --                 --                  0      / 225,000
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
                                     VALUE OF UNEXERCISED
                                         IN-THE-MONEY
                                          OPTIONS AT
                                       DECEMBER 28, 2002
                                         EXERCISABLE/
                                       UNEXERCISABLE(2)
NAME                                         (C$)
------------------------------------------------------------
  Frank E. Weise III              19,672,394     / 3,686,706
------------------------------------------------------------
  Mark Benadiba                    1,212,320       / 832,380
------------------------------------------------------------
  Paul R. Richardson               2,839,410       / 743,420
------------------------------------------------------------
  Raymond P. Silcock               4,849,520       / 832,380
------------------------------------------------------------
  John K. Sheppard                         0       / 873,000
------------------------------------------------------------

(1) The aggregate value realized for securities acquired on exercise by Mr Weise converted to US$ at the closing rate on the day of exercise was $6,129,000.

(2) The value of exercisable options held by Messrs. Weise, Benadiba, Richardson, Silcock and Sheppard converted to US$ as of December 28, 2002 at the rate of $1.5684 would be $12,543,118, $772,975, $1,810,408, $3,092,054 and $0, respectively. The value of unexercised options held by these executives converted to US$ as of December 28, 2002 at the rate of $1.5684 would be $2,350,644, $530,725, $474,005, $530,725 and $873,000,
    respectively.

        EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     Each of the named executive officers is a party to an employment agreement with Cott.

     Frank E. Weise III, Mark Benadiba, Paul Richardson, Raymond P. Silcock and John K. Sheppard have individual contracts of employment with Cott for an unspecified term, which provide for annual base salaries at rates not less than the amounts reported in the Summary Compensation Table for 2002. Each of these agreements provides for:

     - The payment to the applicable named executive officer of bonuses consistent with market and industry standards from time to time and which are based upon the achievement of agreed upon criteria established from time to time by the board of directors' Human Resources and Compensation Committee, and

     -  Customary allowances and perquisites.

     Cott provides both short-term and long-term incentive programs in which each of the named executive officers participates. Subject to the terms of employment contracts for the respective named executive officers, the level of participation is determined by the Human Resources and Compensation Committee at its sole discretion and varies by named executive officer.

     Upon termination of Mr. Weise's employment by Cott, other than for just cause, or upon a deemed termination (other than following a change of control), Mr. Weise shall be entitled to receive from Cott severance equal to:

     (a) If such termination occurs on or prior to June 30, 2004, the greater of:

        (i) Two times the average of his base salary and bonuses over the prior two years, and

        (ii) A pro-rated bonus (based on prior years) for the period in the year prior to termination; or

     (b) If such termination occurs following June 30, 2004, Mr. Weise shall be entitled to receive not less than 120 days notice of his termination or pay in lieu thereof.

     If Mr. Weise's employment agreement comes to an end, other than as a result of a termination by Cott for just cause, Mr. Weise and his spouse are entitled to health insurance benefits, for as long as either Mr. Weise or his spouse live, equal to the greater of:

     - The health insurance benefits provided to Cott's chief executive officer, or the chief executive officer of Cott's successor, or the highest paid officer of Cott or any successor in the absence of a chief executive officer, or

     - Health insurance benefits equal to those provided to Mr. Weise immediately prior to the expiration or termination of his employment agreement.

     If, following a change of control, Mr. Weise's employment is terminated by Cott, other than for just cause, or is deemed terminated, he shall be entitled to receive a payment equal to:

     -  36 months of his base salary,

     - Continuation of his benefits, or a cash equivalent, as discussed above, and

     -  The average of the bonuses paid to him over the prior two years.

     All unvested options and other entitlements under Mr Weise's employment agreement vest immediately upon a change of control. In addition, 200,000 options granted to Mr. Weise in December 2002 shall immediately vest if Mr. Weise's employment agreement comes to an end, other than as a result of a termination by Cott for just cause.

     A "change of control" means any person or group of persons acquiring more than 50% of the outstanding voting shares of Cott, a sale by Cott of all or substantially all of Cott's undertakings and assets or the voluntary liquidation, dissolution or winding-up of Cott.

     If Mr. Benadiba's employment is terminated by Cott without cause, other than by reason of Mr. Benadiba's death, or deemed termination, within six years following July 7, 1998 (the "window period"), Mr. Benadiba is entitled to receive two times his base salary, bonus of C$500,000 and the cash value of benefits and perquisites during the previous 12 months. If Mr. Benadiba voluntarily terminates his employment at the end of the window period, Mr. Benadiba shall be entitled to an amount equal to his base salary, bonus of C$500,000 and the cash value of benefits and perquisites during the previous 12 months.

     If Mr. Silcock's employment is terminated by Cott for any reason other than just cause, he will receive a severance payment equal to twenty-four months base salary and bonus and car allowance and the cash value of his benefits, excluding short and long term disability and out of country benefits.

     If Mr. Sheppard's employment is terminated by Cott without cause, he will receive two years of severance pay equivalent to his base salary and base bonus.

     Mr. Richardson's agreement provides that either Mr. Richardson or Cott may terminate his employment at any time on six months written notice by the terminating party. If either party terminates the agreement or if Mr. Richardson dies, he or his estate will receive a severance payment equal to the aggregate of two times his annual salary and bonus paid or payable plus the cash value of all benefits and perquisites and the average of any other remuneration during the two years prior to the termination notice. If Mr. Richardson's employment is terminated by Cott without cause while he is on assignment for Cott in the United Kingdom (and for a period of three months after his return from the United Kingdom) the payment described above will be calculated at three times rather than two times. This agreement replaced another employment agreement, the termination provisions of which had been triggered. Under these provisions, Cott would have paid Mr. Richardson three times his average annual salary, bonus and benefits during the two years prior to the trigger date. One-third of that payment was made to Mr. Richardson during 1999.

COMPENSATION OF DIRECTORS

     The amount of the directors' retainers and meeting fees were adjusted in 2002. The Lead Independent Director of the board of directors receives an annual retainer of C$100,000 and the other outside directors receive meeting fees in addition to their annual retainers. The table below sets out the annual retainer and meeting fees for the other outside directors both before and after the adjustment. The amounts payable to each non-management director were prorated based on these numbers with respect to 2002. Mr. Weise is a management director and accordingly does not receive directors' fees. Messrs. Boll, Hagerty, Harkins and, until June 1, 2002, Don Watt, also did not receive directors' fees.

-----------------------------------------------------------------------
                                      BEGINNING OF FISCAL YEAR
                                        THROUGH JULY 18, 2002
                                                 C$
-----------------------------------------------------------------------
  Director retainer                             15,000
-----------------------------------------------------------------------
  Committee chair retainer                          --
-----------------------------------------------------------------------
  Committee membership
    retainer                                        --
-----------------------------------------------------------------------
  Board meeting fee (In
    person)                                      1,000
-----------------------------------------------------------------------
  Board meeting fee (By
    telephone)                                     500
-----------------------------------------------------------------------
  Committee chair meeting
    fee (In person)                              3,000
-----------------------------------------------------------------------
  Committee meeting fee (In
    person)                                      1,000
-----------------------------------------------------------------------
  Committee meeting fee (By
    telephone or in
    conjunction with a board
    of directors meeting)                          500
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                                       FROM JULY 19, 2002
                                      TO END OF FISCAL YEAR
                                               C$
-----------------------------------------------------------------------
  Director retainer                            32,000
-----------------------------------------------------------------------
  Committee chair retainer                      4,000
-----------------------------------------------------------------------
  Committee membership
    retainer                                    3,200
-----------------------------------------------------------------------
  Board meeting fee (In
    person)                                     1,600
-----------------------------------------------------------------------
  Board meeting fee (By
    telephone)                                    800
-----------------------------------------------------------------------
  Committee chair meeting
    fee (In person)                             1,600
-----------------------------------------------------------------------
  Committee meeting fee (In
    person)                                     1,200
-----------------------------------------------------------------------
  Committee meeting fee (By
    telephone or in
    conjunction with a board
    of directors meeting)                         600(1)
-----------------------------------------------------------------------

(1) Chair of the committee receives $800 when attending a committee meeting conducted by phone or in conjunction with a board of directors meeting.

     Directors are reimbursed for their travelling expenses in connection with board of directors and committee meeting attendance. See also "Certain Relationships and Related Transactions". In addition to options granted to Mr. Weise in 2002 (see "Compensation of Chairman, President and Chief Executive Officer"), a total of 65,000 options to acquire Cott common stock, in the aggregate, were granted to the other nine directors in 2002. All of these options were fully vested immediately upon being granted. Directors are required to own personally at least 10,000 Cott common shares, which must be acquired within 12 months of joining the board or by March 2004, whichever is later.

                               EXECUTIVE OFFICERS

     For information with respect to identification of executive officers, see "Executive Officers of Cott" Part I of Cott's Annual Report filed pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 and with all applicable Canadian securities authorities, for the year ended December 28, 2002.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth, for each of Cott's equity compensation plans under which securities are issued, the number of securities to be issued on exercise of outstanding options, warrants and rights, the weighted average exercise price of such options, warrants or rights and the number of securities remaining for future issuance under such plans, as of December 28, 2002:

------------------------------------------------------------------
                                         NUMBER OF SECURITIES
                                          TO BE ISSUED UPON
                                       EXERCISE OF OUTSTANDING
                                     OPTIONS, WARRANTS AND RIGHTS
PLAN CATEGORY                                    (A)
------------------------------------------------------------------
  COTT CORPORATION 1986 COMMON
    SHARE OPTION PLAN, AS
    AMENDED(1)                                  4,984,340
-------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                                                  NUMBER OF SECURITIES
                                                                  REMAINING AVAILABLE
                                                                  FOR FUTURE ISSUANCE
                                       WEIGHTED-AVERAGE               UNDER EQUITY
                                      EXERCISE PRICE OF            COMPENSATION PLANS
                                     OUTSTANDING OPTIONS,        (EXCLUDING SECURITIES
                                     WARRANTS AND RIGHTS        REFLECTED IN COLUMN (A))
PLAN CATEGORY                                (B)                          (C)
----------------------------------------------------------------------------------------
  COTT CORPORATION 1986 COMMON
    SHARE OPTION PLAN, AS
    AMENDED(1)                               C$16.90                     1,867,306
----------------------------------------------------------------------------------------

(1) Plan was adopted prior to Cott's initial public offering and accordingly was not approved by shareowners; however subsequent amendments to the Plan that required shareowner approval have been approved by shareowners.

     The material terms of the Option Plan are summarized in "Human Resources and Compensation Committee -- Report on Executive Compensation -- Long-Term Incentives -- Option Plan."

                   HUMAN RESOURCES AND COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

     The Human Resources and Compensation Committee is responsible for reviewing, developing and recommending to the board the appropriate management compensation policies, programs and levels. The committee develops performance objectives in conjunction with the Chief Executive Officer and assesses the performance of the Chief Executive Officer and reviews the performance of the other senior executive officers at least annually in relation to these objectives.

COMPENSATION PRINCIPLES

     Cott is committed to the philosophy of partnership and to sharing the benefits of success with those who help it grow. Cott's strength and ability to sustain growth is based on an organization which perceives people as its single most important asset. The committee's goal is to provide sufficient compensation opportunities for executives of Cott in order to attract, retain and motivate the best possible management team to lead Cott in the achievement of both its short and long-term performance goals. The committee believes that compensation significantly based on performance is more likely to enhance Cott's financial success, which leads to the improvement of shareowner value. In furtherance of these goals, Cott has adopted an annual bonus plan, an employee share option plan, an employee share purchase savings plans and an executive share incentive plan to:

     -  increase the risk/reward ratio of its executive compensation program,

     -  focus management on long-term strategic issues, and

     - align management's interests with those of the shareowners of Cott in the sustained growth of shareowner value.

COMPENSATION ELEMENTS AND DETERMINATION PROCESS

     Compensation for executive officers, including the Chief Executive Officer, of Cott consists of a base salary, opportunities for bonus cash compensation, and long-term compensation in the form of stock options, a share purchase savings plan and an executive incentive share compensation plan. Each of the named executive officers has a written agreement: see "Employment Contracts and Termination of Employment Arrangements". The committee's role is to determine what increase in base salary, the amount of bonus, performance targets for performance-based compensation, and the appropriate level and targets for other compensation, if any, would be appropriate for Cott's executives. Cott's arrangements with each of the executives described under "Employment Contracts and Termination of Employment Arrangements" was negotiated between management and approved by the committee, with the exception of Mr. Weise's agreement which was negotiated by the committee.

     In reviewing and determining executive compensation, the committee examines each component individually as well as total compensation as a whole. The committee determines each executive officer's compensation with reference to relevant industry norms, experience, past performance, level of responsibility and personal requirements and expectations. The committee reviews salary levels periodically and may make adjustments, if warranted, after an evaluation of executive and company performance, salary increase trends in Cott's geographic marketplace, current salary competitive positioning, and any increase in responsibilities assumed by the executive. To aid in its assessments and with its ongoing responsibilities, the committee has, from time to time, considered the advice of independent consultants with respect to compensation matters. As noted above, in appropriate circumstances, the committee may augment cash compensation by the payment of bonuses to more closely align an individual's overall compensation with his or her performance, or the profitability of the business unit for which the individual is accountable. Bonuses and levels of other compensation may be determined using overall corporate or business segment performance targets. Performance objectives and target levels are set annually by the committee, and executives are assessed against these targets in determining their overall compensation.

LONG-TERM INCENTIVES

     The committee considers long-term incentives to be an essential component of executive compensation to ensure a proper balance between short and long-term considerations and enhancing shareowner value. There are several components to Cott's long-term incentive program. In determining the appropriate level of participation in Cott's long-term incentive programs, the committee considers each executive's current level of participation and, in light of that participation, considers the extent to which further participation will assist in furthering the goals of such program.

Option Plan

     Under the 1986 Common Share Option Plan, as amended, an aggregate of the lesser of 12,000,000 or 15% of Cott's outstanding common shares (determined on the date of grant of an option) are reserved for issuance to eligible directors, officers, employees and service providers of Cott and its subsidiaries. This amount includes common shares reserved for issuance pursuant to options granted under other compensation-related arrangements, and may be increased or decreased as a result of Cott's merger with any other entity, or as a result of a rights offering, reclassification, consolidation or subdivision of its shares.

Administration

     The committee administers the Option Plan and has the power and authority to construe and interpret the Option Plan and any awards made under the Option Plan. The committee determines who is eligible to participate in the Option Plan, the number of common shares for which options are granted, the date of grant of options and the vesting period for each option. The board of directors may amend the Option Plan at any time provided that shareowner and regulatory or stock exchange approval of the amended Option Plan, if required, is received prior to the issuance of options under such amended Option Plan.

Option Awards

     The grant of options and the issuance of shares under the Option Plan are subject to the following limitations: (i) the number of common shares subject to outstanding options may not exceed 15% of the common shares outstanding on the date of grant of the option; (ii) the aggregate number of shares which may be issued to any one person pursuant to options granted under the Option Plan and any other share compensation arrangement shall not exceed 5% of the aggregate number of common shares outstanding on the date of grant; (iii) the aggregate number of common shares which may be issued, within a one year period, pursuant to options granted under the Option Plan and any other share compensation arrangement (A) to insiders, shall not exceed 10% of the aggregate number of common shares outstanding on the date of grant, and (B) to any one insider, together with such insider's associates, shall not exceed 5% of the aggregate number of common shares outstanding on the date of grant, excluding, in each case, common shares issued pursuant to share compensation arrangements over the preceding one year period. Options to acquire common shares are granted at the closing price on the Toronto Stock Exchange on the last trading day preceding the date of grant (other than options granted to U.S. participants who own more than 10% of the total combined voting power of Cott, which will be granted at 110% of such closing price). Options are non-transferable and have a term of not more than ten years. If a participant ceases to be a director, officer, employee or service provider, all vested unexercised options awarded to such participant will expire on the earliest of:

     -  The expiry date of such options;

     - 60 days following the date the participant ceases to be a director, officer, employee or service provider (the "termination date"), or in the event of the death of a participant, 365 days following the date of the death of such participant; and

     - Three years from the date of total and permanent disability or the retirement of a participant.

     Any unvested options held by a participant will be forfeited on the date the participant ceases to be a director, officer, employee or service provider for reasons other than death, and any unvested options will fully vest upon the death of a participant. In addition, any unvested options held by Option Plan participants will fully vest in the case of (i) a consolidation, merger or amalgamation of Cott with any other corporation following which Cott's voting shareowners hold less than 50% of the voting shares of the surviving entity;
(ii) a sale of all (or substantially all) of Cott's undertakings and assets; or
(iii) a proposal made in connection with a liquidation, dissolution, or winding-up of Cott.

     If the number of outstanding shares is materially affected as a result of Cott's merger with another entity, or as a result of a rights offering or a reclassification, consolidation or subdivision of shares, participants will be entitled to receive the same consideration paid to the holders of shares in connection with the amalgamation, merger, rights offering, reclassification, consolidation or subdivision, as if they had exercised their options immediately prior to such event. Also, participants will have the right to exercise all vested and unvested options held by them if a take-over bid is made with a per-share offer price greater than (or equal to) their option exercise price, provided the take-over bid permits tendering by notice of guaranteed delivery. Any such exercise will be conditioned upon completion of the take-over bid.

     As of February 28, 2003, there were approximately 260 holders of options under the Option Plan.

EXECUTIVE INCENTIVE SHARE COMPENSATION PLAN

     The committee has established the Executive Incentive Share Compensation Plan (the "Incentive Plan"). The purpose of the Incentive Plan is to reward certain Cott employees, as designated by the committee, for exceeding one hundred percent (100%) of their respective annual performance objectives during the fiscal year to which the Incentive Plan relates.

     Cott contributes an amount, as determined by the committee, to a trust on behalf of participants in the Incentive Plan who exceed their annual performance objectives. The committee sets out these objectives and the officers who may participate in the Incentive Plan annually. The trust is administered by an arm's length, third party trustee. The trust purchases an amount of Cott's common shares on the open market, which corresponds to the total dollar amount contributed by Cott. Once purchased, the trustee determines the number of common shares acquired on behalf of each participant based upon the amount contributed to the trust on behalf of each participant.

     Subject to the provisions of the Incentive Plan, the common shares in the trust vest over a period of three years in favor of those participants for whom the amount was originally contributed: 30% of the common shares attributed to a participant vests on January 2nd of each of the two years immediately following the year in which common shares were purchased on behalf of the participant and 40% vests on January 2nd of the 3rd year following the year in which the common shares were purchased on behalf of the participant. Subject to the determination of the committee and the provisions of the Incentive Plan, if the employment of a participant is terminated prior to the final vesting of the common shares attributed to such participant, the participant's unvested common shares are reallocated in favor of those participants participating in the Incentive Plan at the time when the amount was originally contributed. Cott contributed approximately C$3,392,679 to the Incentive Plan in 2002 for the benefit of 17 participants in the Incentive Plan.

COMPENSATION OF THE CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

     The Chairman, President and Chief Executive Officer's base salary remained unchanged at $425,000 in 2002. The cash bonus paid to Mr. Weise reflects full achievement of all maximum performance targets for the year, as established by the committee prior to the beginning of the year. The committee has targeted Mr Weise's total compensation, including base salary, bonuses and stock options at a level it believes is competitive with the amount paid by companies in the beverage industry and other similar industries.

     As consideration for Mr. Weise agreeing to amend his employment contract, the committee granted to Mr. Weise the right to acquire 200,000 common shares, on December 10, 2002. Subject to the terms of the Option Plan, the options vest at the rate of 11,110 options per month, starting January 10, 2003 and continuing through May 10, 2004, with the final 11,130 options vesting on June 10, 2004 and, as they vest, the options may be exercised at any time thereafter through December 10, 2009. All such options shall immediately vest if Mr. Weise's employment agreement comes to an end, other than as a result of a termination by Cott for just cause.

SUMMARY

     The committee is ultimately responsible for determining, affirming or amending the level and nature of executive compensation of Cott. The committee has access, at Cott's expense, to independent, outside compensation consultants for both advice and competitive data for the purpose of making such determinations. The committee believes that the compensation policies and programs as outlined above ensure that levels of executive compensation truly reflect the performance of Cott, thereby serving the best interests of the shareowners.

     Submitted by the Human Resources and Compensation Committee.

     COLIN J. ADAIR, CHAIRMAN
     STEPHEN H. HALPERIN
     DAVID V. HARKINS

                      SHAREOWNER RETURN PERFORMANCE GRAPH

     The following graph shows changes over the past five year period in the value of C$100, assuming reinvestment of dividends, invested in: (1) Cott's common shares; (2) the Toronto Stock Exchange's S&P/TSX Composite Index; and (3) a peer group of publicly traded companies in the bottling industry comprised of Coca-Cola Enterprises Inc., Coca-Cola Bottling Co. Consolidated, National Beverage Corp., Pepsi Bottling Group and PepsiAmericas. The closing price of Cott's common shares as of December 27, 2002 on the Toronto Stock Exchange was C$27.74 and on the New York Stock Exchange was $17.62.

                     (SHAREOWNER RETURN PERFORMANCE GRAPH)

------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
DATE                                JAN-98         DEC-98         DEC-99         DEC-00         DEC-01         DEC-02
-----------------------------------------------------------------------------------------------
  Cott Common Shares                 100             43             61             91            200            220
------------------------------------------------------------------------------------------------------------------------------
  TSX/S&P Composite Index            100             97            129            138            121            106
------------------------------------------------------------------------------------------------------------------------------
  Peer Group                         100            124             67             85             95            102
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

                  DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

     Cott provides insurance for the benefit of Cott's directors and officers and its subsidiaries against liability incurred by them acting in their capacities as such. Insurance is provided for any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or act by the directors or officers in their capacity as such, or any matter claimed against them solely by reason of the status as directors or officers, subject to the terms, conditions and exclusions of the policy. The current annual policy limit is $35,000,000. Cott is reimbursed for amounts paid to indemnify directors and officers, subject to a deductible of $250,000. The deductible is Cott's responsibility. There is no applicable deductible in the event that Cott is unable to indemnify. Cott pays the annual premium, which is currently $688,602.

                              CORPORATE GOVERNANCE

GENERAL

     The Toronto Stock Exchange has issued guidelines for effective corporate governance and requires listed companies annually to disclose their corporate governance practices. The guidelines address matters such as the composition, role and independence of corporate boards, its committees and the effectiveness and education of its members. Cott's board of directors is committed to instituting and maintaining corporate governance practices for the effective and prudent operation of Cott and for enhancing shareowner value. Cott believes that its governance practices meet the Toronto Stock Exchange guidelines, except as discussed herein.

BOARD AND MANAGEMENT ROLES

     The board of directors has explicitly assumed responsibility for the stewardship of Cott, including:

     -  The adoption of a strategic planning process;

     - The identification of the principal risks for Cott and the implementation of appropriate risk management systems;

     -  Succession planning and monitoring of senior management;

     - Ensuring that Cott has in place a communications policy to enable it to communicate effectively and in a timely manner with shareowners, other stakeholders and the public generally; and

     - The integrity of Cott's internal control and management information systems.

     All decisions materially affecting Cott, its business and operations, including long-term strategic and operational planning, must be approved by the board prior to implementation. Each year management prepares a statement of objectives, plans, performance standards and policies for Cott. This statement is submitted to the board of directors for its review and approval prior to implementation.

     In order to discharge its responsibilities effectively, the board of directors has established three committees from its membership: the Audit Committee, the Corporate Governance Committee and the Human Resources and Compensation Committee. Each committee is entitled to retain independent consultants, at the expense of Cott, to assist it in carrying out its functions.

ALLOCATION OF RESPONSIBILITIES BETWEEN THE BOARD AND MANAGEMENT

     There is no specific mandate for the board, since the board of directors has plenary power. Any responsibility that is not delegated to senior management or a committee of directors remains with the full board. The board of directors has approved a job description for the Chairman and Chief Executive Officer, which specifically outlines the responsibilities of this position. One of these responsibilities is to prepare on behalf of management a written statement of management's objectives, plans, standards of performance and policies. This report is reviewed and approved annually by both the Human Resources and Compensation Committee and the entire board of directors. Additionally, Cott has established a lead independent director role.

BOARD'S EXPECTATIONS OF MANAGEMENT

     The board of directors expects management to pursue the following objectives:

     - Produce timely, complete and accurate information on Cott's operations and business as well as on any other specific matter which might, in their opinion, have material consequences for Cott and its shareowners and other stakeholders;

     - Act on a timely basis and make appropriate decisions with regard to Cott's operations, in accordance with all the relevant requirements and obligations and in compliance with Cott's policies, with a view to increasing shareowner value;

     - Apply a rigorous budget process and closely monitor Cott's financial performance in terms of the annual budget approved by the board of directors; and

     - Develop and implement Cott's strategic plan in light of trends in the market.

SHAREOWNER COMMUNICATIONS

     Cott seeks to maintain a transparent and accessible exchange of information with all of its shareowners and other stakeholders with regard to its business and performance, subject to the requirements of all applicable laws and any other limitations of a legal or contractual nature. In addition to the required public filings, Cott regularly distributes information to its shareowners and the investment community through conferences, webcasts made available to the public and press releases.

COMPOSITION OF THE BOARD

     The Toronto Stock Exchange guidelines recommend that a majority of the directors be "unrelated". According to these guidelines, an "unrelated" director is a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of Cott, other than interests and relationships arising from shareholding. The guidelines also recommend that the board should include a number of directors who do not have interests in or relationships with either Cott or any significant shareowner of Cott and which fairly reflect the investment in Cott by shareowners other than any significant shareowner. The board of directors believes that it is appropriately constituted to meet the Toronto Stock Exchange guidelines.

     The articles of Cott permit a minimum of three and a maximum of fifteen directors. There are eleven nominees for election to the board of directors, a number that the board of directors considers to be adequate given the size of Cott and the nature of its shareowner constituency.

     Although three of the nominees to the board of directors, Messrs. Harkins, Boll and Hagerty, are officers of a shareowner holding a significant equity interest in Cott, the board of directors believes that it is properly constituted to fairly reflect the investment of all shareowners in Cott.

INDEPENDENCE OF THE BOARD

     At all meetings of the board of directors and committees of the board, any outside board member may request that all members of management, including management directors, be excused so that any matter may be discussed without any representative of management being present. In addition to the foregoing, the outside directors meet independently of management as part of each regularly scheduled quarterly meeting of the board.

     The Toronto Stock Exchange guidelines suggest that every board should have in place appropriate structures and procedures to ensure that it can function independently of management. The structure of each of the Human Resources and Compensation Committee, the Corporate Governance Committee and the Audit Committee, which are comprised of at least a majority of unrelated directors, helps to enable the board of directors to function independent of management. The board of directors oversees the establishment and function of all committees, the appointment of their members and their conduct.

BOARD COMMITTEES

THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

     The Human Resources and Compensation Committee is comprised of three directors, Mr. Adair, Chairman, Mr. Halperin and Mr. Harkins. Mr. Adair and Mr. Harkins are unrelated outside directors. Mr. Halperin is an outside director but may be considered to be a related director. See "Certain Relationships and Related Transactions". None of the committee members is an officer or employee of Cott. The terms of reference of the committee include reviewing and recommending the level of compensation for senior officers and directors of Cott, including the Chief Executive Officer, and reviewing and approving incentive compensation to be allocated to employees of Cott, including such senior officers, and for reviewing the compensation to members of the board of directors. The committee has also been charged with the responsibility of annually reviewing and reporting to the board of directors on the organizational structure of Cott and ensuring that an appropriate succession plan is in place. The committee met on four occasions in 2002.

THE CORPORATE GOVERNANCE COMMITTEE

     The Corporate Governance Committee is comprised of three directors. Mr. Gouin, Chairman, Mr. Hagerty and Mr. Halperin. Mr. Gouin and Mr. Hagerty are unrelated outside directors. Mr. Halperin is an outside director but may be considered to be a related director as indicated above. The Corporate Governance Committee is responsible for developing and monitoring Cott's approach to corporate governance issues in general. Specifically, the Corporate Governance Committee has been given responsibility for:

     - Reviewing and recommending changes to the mandates of the other committees of the board;

     - Ensuring compliance with and a response to the Toronto Stock Exchange and New York Stock Exchange guidelines;

     - Identifying and recommending the nomination of new members to the board of directors and its committees (and as such functions as a nominating committee);

     - Ensuring that new members of the board of directors are properly informed as to the business of Cott;

     - Monitoring and assessing the individual and collective effectiveness of the board of directors;

     - Monitoring the relationship between management of Cott and the board of directors and recommending any areas for improvement; and

     - Reviewing the written objectives of the Chairman and Chief Executive Officer of Cott and providing guidance as to the development of corporate strategies.

     The committee considers suggestions as to nominees for directors from any source, including any shareowner. Recommendations for nominations by shareowners should be submitted to Cott's Secretary at Cott's executive office. The Corporate Governance Committee met two times in 2002.

THE AUDIT COMMITTEE

     The Audit Committee reports directly to the board and is comprised of three directors, Mr. Boll, Chairman, Mr. Bennett and Mr. Gouin, each of whom is an unrelated outside director.

     The committee, on behalf of the board of directors, oversees Cott's quality and integrity of the annual and interim consolidated financial statements and financial reporting process, compliance with applicable legal and regulatory requirements, the adequacy and effectiveness of internal controls, current and emerging business issues, the internal audit function, and the annual independent audit of Cott's financial statements. The committee reviews the terms of engagement and proposed overall scope of the annual audit with management and the independent auditor. See "Audit Committee Report" included below.

     The committee operates pursuant to a written charter that has been approved and adopted by the board of directors on March 7, 2001. In accordance with the rules of the New York Stock Exchange, the board has determined that each member of the committee is independent and financially literate and at least one member has accounting or related financial management expertise. The committee met five times in 2002.

AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed with management the audited financial statements of Cott.

     The committee reviewed with the independent auditor their judgment as to the quality, not just the acceptability, of Cott's accounting principles and such other matters as the committee and the auditors are required to discuss under generally accepted auditing standards. The committee also reviewed with management and PricewaterhouseCoopers LLP the critical accounting policies underlying Cott's financial statements and how these policies were applied to the financial statements.

     The committee discussed with the auditors the auditor's independence from management and Cott, including with the matters in written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

     Based on the foregoing reviews and discussions, the committee recommended to the board of directors that the audited financial statements be included in Cott's annual report on Form 10-K for the year ended December 28, 2002 for filing with the Securities and Exchange Commission.

    C. HUNTER BOLL, CHAIRMAN
     W. JOHN BENNETT
     SERGE GOUIN

                            APPOINTMENT OF AUDITORS

     At the meeting you will be asked to approve the appointment of PricewaterhouseCoopers LLP, as auditors of Cott for the next year. A majority of the votes cast must be in favour of this resolution in order for it to be approved.

AUDIT FEES

     The aggregate fees billed by PricewaterhouseCoopers LLP for the annual audit and for the reviews of the financial statements included in quarterly Form 10-Q in respect of the year ended December 28, 2002 was $1,084,123.

ALL OTHER FEES

     The aggregate fees billed by PricewaterhouseCoopers LLP for all other non-audit services rendered in respect of the year ended December 28, 2002, was $249,440. All other fees included audit related services and non-audit services. Audit related services related to working capital audits on acquisitions and employee benefit plan audits, and non-audit services related to assistance provided on tax compliance matters.

     The Audit Committee has determined that the provision of the non-audit services for which these fees were rendered is compatible with maintaining the principal accountant's independence.

     One or more representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have an opportunity to make a statement as he or she may desire and will be available to respond to appropriate questions.

                         INFORMATION ABOUT THE COMPANY

     Upon request to the Secretary you may obtain a copy of Cott's annual report on Form 10-K for the fiscal year ended December 28, 2002, Cott's 2002 audited financial statements, and additional copies of this document.

                                    APPROVAL

     The board of directors of Cott has approved the contents of this Proxy Circular.

                                         /s/ Mark R. Halperin
                                         MARK R. HALPERIN
                                         Senior Vice-President, General Counsel
                                         and Secretary
March 5, 2003

[COTT CORPORATION LOGO]

Cott Corporation
207 Queen's Quay West, Suite 340
Toronto, Ontario M5J 1A7
Canada

www.cott.com

                                COTT CORPORATION

                                     PROXY

    THIS PROXY IS SOLICITED BY MANAGEMENT AND THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREOWNERS TO TAKE PLACE APRIL 17, 2003 AND SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING NOTICE OF SAID ANNUAL MEETING AND THE PROXY CIRCULAR. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED BELOW AND FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS AUDITORS OF COTT.

    The undersigned owner of Common Shares of COTT CORPORATION hereby appoints Serge Gouin, or failing him, Frank E. Weise III, or
......................................... (See *Note 1) with full power of substitution as proxy for the undersigned to attend, act and vote all Common Shares held of record by the undersigned at the ANNUAL MEETING OF SHAREOWNERS of Cott to be held on the 17th day of April, 2003 and at every adjournment or postponement thereof in the same manner, to the same extent and with the same powers as if the undersigned were present at the said annual meeting or any adjournments thereof and without limiting the general authorization and powers hereby given, each of the persons named as proxy is specifically directed to vote as follows:

1. VOTE FOR [ ] OR ABSTAIN FROM VOTING [ ] OR, IF NO SPECIFICATION IS MADE VOTE FOR the election of directors. Director nominees are as follows: Colin J. Adair, W. John Bennett, C. Hunter Boll, Serge Gouin, Thomas M. Hagerty, Stephen H. Halperin, David V. Harkins, Philip B. Livingston, Christine A. Magee, Donald G. Watt and Frank E. Weise III.

    INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME(S) IN THE SPACE PROVIDED BELOW:

--------------------------------------------------------------------------------

2. VOTE FOR [ ] OR ABSTAIN FROM VOTING [ ] OR, IF NO SPECIFICATION IS MADE, VOTE FOR the appointment of PricewaterhouseCoopers LLP as auditors of Cott; and

3. in his/her discretion with respect to the amendments to or variations of matters identified above or upon such other matters as may properly come before the annual meeting in accordance with applicable law.

hereby revoking any proxy previously given.

Proxies may be forwarded to:
                      Computershare Trust Company of Canada
                      100 University Avenue
                      9th Floor
                      Toronto, Ontario, Canada
                      M5J 2Y1
                      Attention: Secretary of Cott Corporation

*NOTE 1: YOU HAVE THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREOWNER) TO REPRESENT YOU AT THE ANNUAL MEETING OF SHAREOWNERS OTHER THAN THE MANAGEMENT NOMINEES. IF YOU DESIRE TO DESIGNATE AS PROXY A PERSON OTHER THAN SERGE GOUIN OR FRANK E. WEISE III, THE MANAGEMENT NOMINEES, YOU SHOULD STRIKE OUT THEIR NAMES AND INSERT IN THE SPACE PROVIDED THE NAME OF THE PERSON YOU DESIRE AS PROXY.

*NOTE 2: If this form of proxy is not dated in the space provided, it is deemed to bear the date on which it was mailed by the management of Cott.

DATED this     day of          , 2003.
(See *Note 2)

SIGNATURE: -------------------------------------                    (Corporate shareowners should affix seal)
PRINT NAME: ------------------------------------            (Please date, sign and promptly return this proxy
                                                                                   in the envelope provided.)